CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Rochester Fund Municipals:

We consent to the use of our report dated March 1, 2017, with respect to the financial statements and financial highlights of Oppenheimer Rochester Fund Municipals as of December 31, 2016, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado

March 27, 2017